                         COMMON STOCK PURCHASE AGREEMENT

                                     between

                                  ARQULE, INC.

                                       and

                       AMERICAN HOME PRODUCTS CORPORATION


                            dated as of July 3, 1997


                                TABLE OF CONTENTS

          SECTION 1.       AUTHORIZATION OF SALE OF THE SHARES..................................................  1
                           -----------------------------------

          SECTION 2.       SALE OF THE SHARES...................................................................  1
                           ------------------

          SECTION 3.       DELIVERY OF THE SHARES AT THE CLOSING................................................  2
                           -------------------------------------

          SECTION 4.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF ARQULE..................................  2
                           ---------------------------------------------------
                  4.1      ORGANIZATION AND QUALIFICATION.......................................................  2
                           ------------------------------
                  4.2      AUTHORIZED CAPITAL STOCK.............................................................  2
                           ------------------------
                  4.3      CONSENTS; DUE EXECUTION; DELIVERY AND PERFORMANCE OF THE AGREEMENT...................  2
                           ------------------------------------------------------------------
                  4.4      ISSUANCE, SALE AND DELIVERY OF THE SHARES............................................  3
                           -----------------------------------------
                  4.5      EXEMPT TRANSACTION...................................................................  3
                           ------------------
                  4.6      COMPLIANCE WITH RULE 144.............................................................  3
                           ------------------------
                  4.7      DISCLOSURE...........................................................................  3
                           ----------
                  4.8      ADDITIONAL INFORMATION...............................................................  4
                           ----------------------
                  4.9      NO MATERIAL CHANGES..................................................................  4
                           -------------------
                  4.10     LITIGATION...........................................................................  4
                           ----------
                  4.11     VOTING ARRANGEMENTS..................................................................  4
                           -------------------
                  4.12     NASDAQ NATIONAL MARKET DESIGNATION...................................................  4
                           ----------------------------------

          SECTION 5.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF AHPC....................................  4
                           -------------------------------------------------
                  5.1      INVESTMENT CONSIDERATIONS............................................................  4
                           -------------------------
                  5.2      DUE EXECUTION, DELIVERY AND PERFORMANCE OF THE AGREEMENT.............................  5
                           --------------------------------------------------------

          SECTION 6.       CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS......................................  6
                           -----------------------------------------------
                  6.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES...........................................  6
                           ------------------------------------------
                  6.2      PERFORMANCE..........................................................................  6
                           -----------
                  6.3      OPINION OF COUNSEL...................................................................  6
                           ------------------
                  6.4      CERTIFICATES AND DOCUMENTS...........................................................  6
                           --------------------------
                  6.5      OTHER MATTERS........................................................................  7
                           -------------

          SECTION 7.       CONDITIONS TO THE OBLIGATIONS OF ARQULE..............................................  7
                           ---------------------------------------
                  7.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES...........................................  7
                           ------------------------------------------
                  7.2      CERTIFICATES AND DOCUMENTS...........................................................  7
                           --------------------------
                  7.3      PERFORMANCE..........................................................................  7
                           -----------
                  7.4      OTHER MATTERS........................................................................  7
                           -------------

          SECTION 8.       SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS; ASSIGNABILITY
                             OF RIGHTS...........................................................................  8

                                       (i)


          SECTION 9.       INCIDENTAL REGISTRATION..............................................................  8
                           -----------------------
                  9.1      REGISTRATION OF SHARES...............................................................  8
                           ----------------------
                  9.2      ALLOCATION OF EXPENSES...............................................................  9
                           ----------------------
                  9.3      INDEMNIFICATION......................................................................  9
                           ---------------
                  9.4      TERMINATION.......................................................................... 11
                           -----------

          SECTION 10.      MISCELLANEOUS........................................................................ 11
                           -------------
                  10.1     NOTICES.............................................................................. 11
                           -------
                  10.2     ENTIRE AGREEMENT..................................................................... 12
                           ----------------
                  10.3     ASSIGNMENT........................................................................... 12
                           ----------
                  10.4     AMENDMENTS AND WAIVERS............................................................... 12
                           ----------------------
                  10.5     HEADINGS............................................................................. 12
                           --------
                  10.6     SEVERABILITY......................................................................... 12
                           ------------
                  10.7     GOVERNING LAW........................................................................ 12
                           -------------
                  10.8     COUNTERPARTS......................................................................... 12
                           ------------
                  10.9     EXPENSES............................................................................. 13
                           --------
                  10.10    PUBLICITY............................................................................ 13
                           ---------

         EXHIBIT A.............................................................................................. 15
         ---------


                                      (ii)

                         COMMON STOCK PURCHASE AGREEMENT


     THIS COMMON STOCK PURCHASE AGREEMENT dated as of July 3, 1997 (the "Agreement") is made between ARQULE, INC., a corporation organized under the laws of the State of Delaware ("ArQule" or the "Company"), and American Home Products Corporation ("AHPC"), a corporation organized under the laws of the State of Delaware.

                                  R E C I T A L

     ArQule desires to sell to AHPC, and AHPC desires to purchase from ArQule, shares of ArQule's common stock on the terms and conditions described herein and in reliance upon the representations, warranties and agreements contained herein.

     NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:

     SECTION 1. AUTHORIZATION OF SALE OF THE SHARES. Subject to the terms and conditions of this Agreement, ArQule has authorized the sale to AHPC of that number of shares of the common stock, par value $0.01 per share (the "Common Stock"), of ArQule equal to the quotient obtained by dividing $2,000,000 by the Per Share Price of the shares of Common Stock as defined in Section 2 hereof. Collectively, the shares of Common Stock which shall be purchased pursuant to this Section 1 are referred to herein as the "Shares."

     SECTION 2. SALE OF THE SHARES. ArQule shall sell to AHPC, and AHPC shall purchase from ArQule, upon the terms and conditions hereinafter set forth, the Shares, at a price per share equal to 1.2 multiplied by the average of the closing price of the Common Stock (the "Closing Price") on the NASDAQ National Market (or on a principal national securities exchange on which the Common Stock is listed or admitted to trading) for the twenty (20) trading days measured up to three (3) trading days prior to the date of purchase as reported in the WALL STREET JOURNAL subject to any equitable adjustments for recapitalizations, stock dividends, distributions, or combinations affecting the Common Stock during such 20 day period (as so determined, the "Per Share Price"). The aggregate purchase price for the Shares (the "Aggregate Purchase Price") shall be $2,000,000. In the event that the Common Stock is not listed or traded on any such exchange or the NASDAQ National Market, then the Closing Price shall be the bid price per share on NASDAQ Small-Cap Market, or in the sole good faith discretion of the Board of Directors of the Company, any other over-the-counter market, including the OTC Bulletin Board, which reports bid, asked and last sale prices and volume of sales. If at any time such quotations are not available, the current fair market value of a share of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of a share of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share of Common Stock pursuant to the Company's acquisition.

     SECTION 3. DELIVERY OF THE SHARES AT THE CLOSING. The closing of the purchase and sale of the Shares (the "Closing") shall occur during the first half of 1998 on a date chosen by AHPC (i.e., no later than June 30, 1998) or at such other time and date and at a place to be agreed upon by ArQule and AHPC (the "Closing Date"). AHPC shall deliver notice of Closing no less than 30 days prior to the Closing Date. ArQule shall not repurchase any of its Common Stock between the date notice of Closing is delivered and the Closing Date other than as a result of pre-existing obligations or agreements for the repurchase of non-material amounts of its Common Stock. Subject to the terms and conditions of this Agreement, at the Closing, AHPC shall pay to ArQule an amount in cash or by wire transfer equal to the Aggregate Purchase Price and ArQule shall deliver to AHPC one or more stock certificates in such denomination and registered in the name of AHPC, or in such nominee name(s) as designated by AHPC, representing the number of Shares being purchased.


     SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF ARQULE. ArQule hereby represents and warrants to, and covenants with, AHPC as follows:

          4.1 ORGANIZATION AND QUALIFICATION. ArQule is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as currently conducted and proposed to be conducted. ArQule is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the business, operations, properties, assets, prospects or conditions (financial or otherwise) of ArQule (a "Material Adverse Effect"). Except as otherwise disclosed to AHPC prior to the Closing, ArQule has no subsidiaries.

          4.2 AUTHORIZED CAPITAL STOCK. ArQule is authorized to issue 30,000,000 shares of Common Stock, and 1,000,000 shares of undesignated preferred stock, $0.01 par value per share (the "Preferred Stock"). As of April 14, 1997, there were 11,790,862 shares of Common Stock and no shares of Preferred Stock outstanding. No shares of capital stock, or securities convertible into or exercisable for capital stock or other rights affecting the capital stock, have been issued since such date except for issuances pursuant to ArQule's equity compensation plans or pursuant to outstanding options, warrants or rights, in each case as described in the SEC filings. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Common Stock were issued in violation of the preemptive rights, if any, of any stockholders of ArQule.

          4.3 CONSENTS; DUE EXECUTION; DELIVERY AND PERFORMANCE OF THE AGREEMENT. ArQule has all corporate power and authority to execute, deliver and perform its obligations under this agreement and to issue the Shares. ArQule's execution, delivery and performance of this Agreement (a) has been duly authorized under Delaware law by all requisite corporate action by ArQule, (b) will not violate any law or the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of ArQule or any other corporation of which ArQule owns at least 50% of the outstanding voting stock (an "ArQule Subsidiary") or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which ArQule or any ArQule Subsidiary is a party or by which any of their respective properties or assets is bound as of the date hereof, and (c) will not require any consent by any person under, constitute or result (upon notice or lapse of time or both) in a breach of any term, condition or provision of, or constitute a default or give rise to any right of termination or acceleration under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any material lien, security interest, mortgage, pledge, charge or other encumbrance upon any properties or assets of ArQule or any ArQule Subsidiary. Upon its execution and delivery, and assuming the valid execution thereof by AHPC, the Agreement will constitute a valid and binding obligation of ArQule, enforceable against ArQule in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          4.4 ISSUANCE, SALE AND DELIVERY OF THE SHARES. When issued and paid for, the Shares to be sold hereunder by ArQule will be validly issued and outstanding, fully paid and non-assessable.

          4.5 EXEMPT TRANSACTION. Subject to the accuracy of AHPC's representations in Section 5.1 of this Agreement, the issuance of the Shares will constitute a transaction exempt from the registration requirements of
Section 5 of the Securities Act of 1933, as amended (the "Securities Act") in reliance upon Section 4(2) of the Securities Act and the regulations promulgated pursuant thereto.

          4.6 COMPLIANCE WITH RULE 144. At the written request of AHPC at any time and from time to time, ArQule shall furnish to AHPC, within three days after receipt of such request, a written statement confirming ArQule's compliance with the filing requirements of the Securities and Exchange Commission (the "SEC") set forth in SEC Rule 144 as amended from time to time.

          4.7 DISCLOSURE. Neither this Agreement, nor any other items prepared or supplied to AHPC by or on behalf of ArQule with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which ArQule has not disclosed to AHPC in writing and of which any of its directors or executive officers is aware (other than general economic conditions) which has had or would reasonably be expected to have a Material Adverse Effect upon the business prospects of ArQule. ArQule further warrants that the quarterly report for the quarter ending March 31, 1997 on Form 10-Q dated May 9, 1997 does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements therein not misleading as of the date hereof.

          4.8 ADDITIONAL INFORMATION. All reports filed by ArQule with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), when filed, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. ArQule has made all filings with the SEC which it is required to make, and ArQule has not received any request from the SEC to file any amendment or supplement to any such reports. ArQule agrees that, as long as the License Agreement between ArQule and AHPC (acting through its Wyeth-Ayerst Research division), dated as of the date hereof, is in effect, it will furnish to AHPC all annual and quarterly reports generally furnished to ArQule's stockholders in the normal course, and SEC filings upon request.

          4.9 NO MATERIAL CHANGES. As of the date hereof, there has been no material adverse change in the business, operations, properties, assets, prospects or condition (financial or otherwise) of ArQule since the filing date of ArQule's last report with the Securities and Exchange Commission pursuant to the reporting requirements of the Exchange Act.

          4.10 LITIGATION. There is no action, suit or proceeding pending, or, to ArQule's knowledge, threatened, against ArQule (a) which questions the validity of this Agreement or the ability of the Company to consummate the transactions contemplated hereby or (b) which, singly or in the aggregate, if the subject of unfavorable decision, ruling or finding, would have a Material Adverse Effect on the business, properties, prospects, operations, or financial condition of ArQule, in each case as described in the SEC filings.

          4.11 VOTING ARRANGEMENTS. To the best of ArQule's knowledge, there are no outstanding stockholder agreements, voting trusts, proxies or other arrangements or understandings among the stockholders of ArQule relating to the voting of their respective shares.

          4.12 NASDAQ NATIONAL MARKET DESIGNATION. The Common Stock of ArQule is listed on the Nasdaq National Market and ArQule knows of no reason or set of facts which is likely to result in the delisting of the Common Stock by the Nasdaq National Market or the inability of such stock to continue to be included in the Nasdaq National Market.


     SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF AHPC.

          5.1 INVESTMENT CONSIDERATIONS. AHPC represents and warrants to, and covenants with, ArQule that:

                    (a) AHPC is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by companies comparable to ArQule, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares;

                    (b) AHPC is acquiring the Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares;

                    (c) AHPC understands that the Shares are "restricted securities" under the federal securities laws inasmuch as they are being acquired from ArQule in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection AHPC represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act;

                    (d) AHPC will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder;

                    (e) AHPC qualifies as an "accredited investor" within the meaning of Rule 501(a)(3) of Regulation D promulgated under the Securities Act and is not a resident of any of the United States of America; and

                    (f) It is understood that the certificates evidencing the Shares shall bear the following legend unless and until the resale of the Shares pursuant to an effective Registration Statement or until the Shares may be sold under Rule 144 without restrictions:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR, IF REQUESTED BY ARQULE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ARQULE AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

          5.2 DUE EXECUTION, DELIVERY AND PERFORMANCE OF THE AGREEMENT. AHPC further represents and warrants to, and covenants with, ArQule that (a) AHPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (b) the execution, delivery and performance of this Agreement will not violate any law or the charter documents of AHPC or any other corporation of which AHPC owns at least 50% of the outstanding voting stock (a "AHPC Subsidiary") or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which AHPC or any AHPC Subsidiary is a party or by which AHPC, any AHPC Subsidiary, or any of their respective properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any material lien, security interest, mortgage, pledge, charge or encumbrance upon any assets of AHPC or any AHPC Subsidiary, and (c) upon the execution and delivery of this Agreement, and assuming the valid execution thereof by ArQule, this Agreement shall constitute a valid and binding obligation of AHPC enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


     SECTION 6. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS.

          The obligations of AHPC under this Agreement are subject to the fulfillment, or the waiver by AHPC, of the conditions set forth in this Section 6 on or before the Closing Date.

          6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty of ArQule contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

          6.2 PERFORMANCE. ArQule shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by ArQule prior to or at the Closing.

          6.3 OPINION OF COUNSEL. AHPC shall have received an opinion from Palmer & Dodge LLP (or other outside counsel chosen by ArQule and reasonably acceptable to AHPC), counsel to ArQule dated as of the Closing Date, addressed to AHPC, and substantially in the form attached hereto as EXHIBIT A.

     6.4 CERTIFICATES AND DOCUMENTS. ArQule shall have delivered to counsel to AHPC:

               (a) a certificate of the Secretary or Assistant Secretary of ArQule dated as of the Closing Date, certifying as to (i) the incumbency of officers of ArQule executing this Agreement and all other documents executed and delivered in connection herewith, (ii) a copy of the By-Laws of ArQule, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of ArQule authorizing and approving ArQule's execution, delivery and performance of this Agreement, all matters in connection with this Agreement, and the transactions contemplated thereby.

               (b) a certificate, executed by the President of ArQule as of the Closing Date, certifying to the fulfillment of all of the conditions to AHPC's obligations under this Agreement, as set forth in this Section 6.

          6.5 OTHER MATTERS. All corporate and other proceedings in connection with the transactions contemplated at the Closing by this Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to AHPC and its counsel, and AHPC and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.


         SECTION 7.  CONDITIONS TO THE OBLIGATIONS OF ARQULE.

          The obligations of ArQule under this Agreement are subject to the fulfillment, or the waiver by ArQule, of the conditions set forth in this
Section 7 on or before the Closing Date.

          7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty of AHPC contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

          7.2 CERTIFICATES AND DOCUMENTS. AHPC shall have delivered to counsel to ArQule:

               (a) a certificate of the Secretary or Assistant Secretary of AHPC dated as of the Closing Date, certifying as to the incumbency of officers of AHPC executing this Agreement and all other documents executed and delivered in connection herewith.

               (b) a certificate, executed by a duly authorized officer of AHPC as of the Closing Date, certifying to the fulfillment of all of the conditions to ArQule's obligations under this Agreement, as set forth in this Section 7.

          7.3 PERFORMANCE. AHPC shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by AHPC prior to or at the Closing.

          7.4 OTHER MATTERS. All corporate and other proceedings in connection with the transactions contemplated at the Closing by this Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to ArQule and its counsel, and ArQule and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     SECTION 8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS; ASSIGNABILITY OF RIGHTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by ArQule and AHPC herein, except as otherwise provided herein, shall survive the execution of this Agreement, the delivery to AHPC of the Shares being purchased and the payment therefor. Except as otherwise provided herein, (i) the covenants, agreements, representations and warranties of ArQule made herein shall bind ArQule's successors and assigns and shall insure to the benefit of AHPC's successors and assigns and (ii) the covenants, agreements, representations and warranties of AHPC made herein shall bind AHPC's successors and assigns and shall insure to the benefit of ArQule's successors and assigns.


     SECTION 9. INCIDENTAL REGISTRATION.

     For the purpose of this Section 9, the term "Registrable Shares" shall mean all Shares and Common Stock issued pursuant to stock splits, stock dividends and similar distributions with respect to such Shares.

          9.1 REGISTRATION OF SHARES. ArQule covenants and agrees that it will:

          (a) Whenever ArQule proposes to file a Registration Statement in connection with a public offering of its Common Stock, prior to such filing it shall give reasonable advance written notice to AHPC of its intention to do so, and upon the written request of AHPC which shall be given no later than 30 days after ArQule provides such notice (which request shall state the intended method of disposition of such Registrable Shares), ArQule shall use its best efforts to cause all Registrable Shares which ArQule has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of AHPC; PROVIDED that, ArQule shall have the right to postpone or withdraw any registration effected pursuant to this Section 9 without obligation to AHPC if, in the reasonable opinion of the Board of Directors of ArQule, such registration statement would be materially detrimental to ArQule.

          (b) In connection with any offering under this Section 9 involving an underwriter, and subject to the next sentence hereof, ArQule shall not be required to include any Registrable Shares in such underwritten public offer in such quantity as will, in the reasonable opinion of the managing underwriter, jeopardize the success of the offering by ArQule or materially adversely affect the price receivable by ArQule in such offering. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which AHPC has requested to be included would materially and adversely affect the success or the price receivable in such public offering, then ArQule shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect, PROVIDED, HOWEVER, that Shares which AHPC has requested to be included in any underwriting aggregated with all other third party "piggyback" shares shall be no less than 25% of any such offering.

          9.2 ALLOCATION OF EXPENSES. ArQule shall pay the Registration Expenses for all registrations requested by AHPC pursuant to this Agreement. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by ArQule in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for ArQule and one counsel for all the selling holders of Common Stock pursuant to such registration, out-of-pocket expenses of ArQule and the underwriters, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discount and selling commissions and fees of more than one counsel for such selling holders. Such underwriting discounts and selling commissions shall be borne pro rata by the selling holders in accordance with the number of shares of their Common Stock included in such registration.

          9.3 INDEMNIFICATION.

          (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law ArQule shall indemnify and hold harmless the seller of such Registrable Shares and each of its officers, directors and employees of such seller, if any, each underwriter of such Registrable Shares and each other persons, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, or any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and ArQule shall reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that ArQule shall not be liable in any such cases to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to ArQule, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

          (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law, each seller of Registrable Shares severally and not jointly, shall indemnify and hold harmless ArQule, each of its directors and officers and each underwriter (if any) and each person, if any, who controls ArQule or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities joint or several, to which ArQule, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect hereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to ArQule by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligations of such seller hereunder shall be limited to an amount equal to the proceeds to such seller of Registrable Shares sold as contemplated herein.

          (c) Indemnifications of an underwriter pursuant to this Section 9.3 shall not be interpreted as providing relief of such underwriter from any or all of its due diligence obligations. Further, an underwriter shall not be entitled to indemnification pursuant to this section in the event that it fails to deliver to any seller of Registerable Shares any preliminary or final or revised prospectus, as required by the Rules and Regulations of the Commission. Finally, no indemnification shall be provided pursuant to this Section in the event that any error in a preliminary prospectus of ArQule is subsequently corrected in the final prospectus of ArQule for a particular offering, and such final prospectus is delivered to the person seeking indemnity, in the case of a claim made under Section 9.3(a), or to all purchasers in the offering by ArQule in the case of a claim under
               Section 9.3(b) prior to the date of purchase of the securities.

          (d) Each party entitled to indemnification under this Section 9.3 (the Indemnified Party) shall give notice to the party required to provide indemnification (the Indemnifying Party) promptly after such Indemnified Party has been given notice of a claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, PROVIDED that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed); and, PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided therein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent actually prejudiced. The Indemnified Party may participate in such defense at such Indemnified Party's expense, PROVIDED, HOWEVER, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interest between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving of the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and except in the event that the Indemnifying Party has been given notice of a claim but has not assumed the defense of the Indemnified Party in which case the Indemnified Party may settle such case in its reasonable discretion, no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

         9.4 TERMINATION. AHPC's incidental registration rights hereunder shall terminate as to any Shares upon the earlier of (i) seven (7) years after the Closing Date or (ii) such time as no such Shares are held by AHPC.


     SECTION 10. MISCELLANEOUS.

          10.1 NOTICES. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

         If to ArQule:                      ArQule, Inc.
                                    200 Boston Avenue, Suite 3600
                                    Medford, MA  02155
                                    Attention:  Eric B. Gordon
                                    Tel:    (617) 395-4100
                                    Fax:    (617) 395-1225


         with a copy to:            Palmer & Dodge LLP
                                    One Beacon Street
                                    Boston, Massachusetts 02108
                                    Attention:  Michael Lytton, Esq.
                                    Tel:    (617) 573-0100
                                    Fax:    (617) 227-4420

         If to AHPC:                American Home Products Corporation
                                    Five Giralda Farms
                                    Madison, New Jersey 07940
                                    Attention:  Senior Vice President
                                    and General Counsel
                                    Tel:    (201) 660-5000
                                    Fax:    (210) 660-7155

          10.2 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement.

          10.3 ASSIGNMENT. Neither this Agreement nor any of the rights and obligations contained herein may be assigned or otherwise transferred by either party without the consent of the other party; PROVIDED, HOWEVER, that either ArQule or AHPC may, without such consent, assign its rights and obligations under this Agreement (i) to any Affiliate, all or substantially all of the equity interest of which is owned and controlled by such party or its direct or indirect parent corporation, or (ii) in connection with a merger, consolidation or sale of substantially all of such party's assets to an unrelated third party; PROVIDED, HOWEVER, that such party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

          10.4 AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by ArQule and AHPC. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

          10.5 HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

          10.6 SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to the choice of law provisions thereof) and the federal law of the United States of America.

          10.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

          10.9 EXPENSES. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement.

          10.10 PUBLICITY. Neither party hereto shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior consent of the other party which shall not be unreasonably withheld, except as may be required by applicable law or regulation.

            [The remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be executed by their duly authorized representatives as of the day and year first above written.


ARQULE, INC.



By:  /s/ Eric B. Gordon
     -----------------------------------------
     Eric B. Gordon
     President and Chief Executive Officer


AMERICAN HOME PRODUCTS CORPORATION



By: /s/ Gerald A. Jibilian
   -------------------------------------------

Title: Vice President
      ----------------------------------------

                                    EXHIBIT A
                                    ---------
                      Form of Opinion of Palmer & Dodge LLP
                      -------------------------------------

                                      DRAFT

                SUBJECT TO OPINION COMMITTEE REVIEW AND APPROVAL







Telephone: (617) 573-0100                              Facsimile: (617) 227-4420

                               _____________, 1998


Sr. Vice President and General Counsel
American Home Products Corporation
5 Girlada Farms
Madison, NJ  07940

Gentlemen:

     This opinion is furnished to American Home Products Corporation (the "Purchaser") pursuant to Section 6.3 of the Common Stock Purchase Agreement dated as of July 3, 1997 (the "Agreement") by and between ArQule, Inc., a Delaware corporation (the "Company"), and the Purchaser. Capitalized terms used but not otherwise defined in this opinion shall have the meanings ascribed to them in the Agreement.

     We have acted as counsel for the Company in connection with the preparation, execution and delivery of the Transaction Documents (as hereinafter defined). In so acting, we have examined and relied upon originals or copies of the following documents:

     (i)   the Agreement;

     (ii) the Amended and Restated Certificate of Incorporation of the Company (the "Amended Certificate");

     (iii) the Amended and Restated By-laws of ArQule (the "By-laws"); and

     (iv) the Research and License Agreement dated July 3, 1997 between the Company and American Home Products Corporation acting through its Wyeth-Ayerst Research division (the "Research Agreement").

     The Agreement and the Research Agreement are collectively referred to herein as the "Transaction Documents."

     For purposes of the opinions expressed below, we have examined the originals or copies of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. As to various facts material to the opinions set forth herein, we have relied without independent verification upon factual representations made by the Company in the Agreement, upon certificates of public officials and upon facts certified to us by officers of the Company. Our opinion in paragraph 1 below, insofar as it relates to the legal existence and good standing of the Company, is based solely upon a certificate of legal existence issued by the Secretary of the State of Delaware on ______________, 19___. In rendering the opinion in paragraph 7 hereof as to pending actions or proceedings, we have made no independent review of any court's dockets.

     The opinions expressed herein with respect to the enforceability of the Agreement are subject to (i) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance, injunctive or other equitable relief, and (ii) bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors heretofore or hereafter enacted to the extent that the same may be constitutionally applied. Other than as set forth in paragraph 6 below, we express no opinion as to the effect of or the compliance by the Company with any federal or state securities laws, or as to the application of any of the foregoing laws to the matters set forth herein.

     Statements herein qualified by the phrase "to our knowledge" or similar phrase refer to the actual knowledge of the individual lawyers in our firm who participated in the negotiation and drafting of the Transaction Documents, based upon inquiries of the Company's officers and employees with regard to the Transaction Documents and the transactions contemplated therein as we deemed appropriate.

     For purposes of the opinions expressed herein, we have assumed that at all relevant times the Purchaser had all requisite power and authority and had taken all necessary action to enter into and perform all of their respective obligations under the Transaction Documents and such other documents, agreements and instruments to which they are a party, and that each of the Transaction Documents and such other document, agreement and instrument was and will continue to be the valid, binding and enforceable obligation of each other party thereto, other than the Company. You have not asked us to express, and we do not express, any opinion upon the application of any federal, state or local statute, law, rule or regulation to the authority of the Purchaser or any party other than the Company to enter into and to carry out its respective obligations, and exercise its rights, under the Transaction Documents or such other documents, agreements and instruments.

     This opinion is limited to the laws of the State of Delaware, the Commonwealth of Massachusetts and the federal laws of the United States of America and we express no opinions with respect to the law of any other jurisdiction.

     Based upon and subject to the foregoing we hereby advise you that, in our opinion, as of the date hereof:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own its properties and to conduct its business as presently conducted. The Company is qualified to do business and is in good standing as a foreign corporation in the Commonwealth of Massachusetts and is not required to be qualified as a foreign corporation to do business in any other jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where any statutory fines and penalties or any corporate disability imposed for the failure to qualify would have a Material Adverse Effect.

          2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents. The execution and delivery of each of the Transaction Documents by the Company and the performance by the Company of its obligations thereunder have been duly authorized by all corporate action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          3. The authorized capital stock of the Company is as described in
Section 4.2 of the Agreement and, to our knowledge, the other representations and warranties of the Company contained in Section 4.2 of the Agreement are true and correct. The rights, and privileges of, and restrictions on, the Common Stock are as stated in the Amended Certificate.

          4. The issuance, sale and delivery of the shares of Common Stock by the Company in accordance with the Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the shares of Common Stock when so issued, sold and delivered against payment therefor in accordance with the provisions of the Agreement will be duly and validly issued, fully paid and non-assessable.

          5. The execution, delivery and performance of each of the Transaction Documents by the Company, and the issuance of the shares of Common Stock will not violate the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of ArQule [or any ArQule Subsidiary, if any], as the same exist on the date hereof, or to our knowledge, any provision of any material indenture, mortgage, agreement, contract or other material instrument to which ArQule [or any ArQule Subsidiary, if any] is a party or by which any of its properties or assets is bound as of the date hereof, and to our knowledge, will not require any consent by any person under, constitute or result (upon notice or lapse of time or both) in a breach of any term, condition or provision of, or constitute a default or give rise to any right of termination or acceleration under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any material lien, security interest, mortgage, pledge, charge or other encumbrance upon any properties or assets of ArQule [or any ArQule Subsidiary, if any]. Upon its execution and delivery, and assuming the valid execution thereof by AHPC, the Agreement will constitute a valid and binding obligation of ArQule, enforceable against ArQule in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          6. Assuming the accuracy of the representations of the Purchaser expressly contained in the Agreement, the offer, issuance and sale of the shares of Common Stock pursuant to the terms of the Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof.

          7. Except as otherwise disclosed in writing to the Purchaser, to our knowledge, there are no actions, proceedings or investigations pending or threatened against the Company or affecting its properties or assets, which, either in any case or in the aggregate, could have a Material Adverse Effect.

          8. No consent, approval, order or authorization of, or qualification, registration, designation, declaration or filing with, any federal or state governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by the Transaction Documents, except such filings as may be required under applicable federal and state securities laws.

     This opinion is furnished to you solely for your benefit in connection with the Transaction Documents and may not be relied upon by any other person or entity or for any other purpose without our express, prior written consent.

                                                              Very truly yours,



                                                              PALMER & DODGE LLP